Exhibit 99.1

FOR IMMEDIATE RELEASE
Lam Research Stockholders and KLA-Tencor Stockholders Approve Acquisition of KLA-Tencor by Lam Research
FREMONT, CA and MILPITAS, CA February 19, 2016 - Lam Research Corporation (Nasdaq: LRCX) and KLA-Tencor Corporation (Nasdaq: KLAC) today announced that matters presented at the respective meetings of the Lam Research stockholders and the KLA-Tencor stockholders held on February 19, 2016 relating to the October 20, 2015 merger agreement were approved. Lam Research stockholders approved the issuance of shares required to complete the acquisition of KLA-Tencor, and KLA-Tencor stockholders approved the adoption of the merger agreement.
At the special meeting of Lam Research stockholders, approximately 99% of the votes were cast in favor of the proposal to issue shares of Lam Research common stock to KLA-Tencor stockholders in connection with the merger. Also at the special meeting, approximately 99% of the votes (representing approximately 80% of the outstanding shares of Lam Research entitled to vote on the proposal) were cast in favor of the proposal to amend the Lam Research certificate of incorporation, to increase the number of authorized shares of Lam Research stock from 405,000,000 to 590,000,000 and the number of authorized shares of Lam Research common stock from 400,000,000 to 585,000,000.
At the special meeting of KLA-Tencor stockholders, approximately 99% of the votes (representing approximately 75% of the outstanding shares of KLA-Tencor entitled to vote on the proposal) were cast in favor of the proposal to adopt the merger agreement.
The other matters presented at the special meetings relating to the merger and merger agreement that were described in the joint proxy statement/prospectus of Lam Research and KLA-Tencor were also approved by the Lam Research or KLA-Tencor stockholders, respectively.
“We are progressing toward the successful integration of Lam and KLA-Tencor and remain confident that we can secure approvals necessary to complete the transaction in mid-2016,” said Martin Anstice, President and CEO of Lam Research.
Cautionary Statement Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to references to (1) the ability of Lam Research and KLA-Tencor to obtain the regulatory approvals required to consummate the proposed merger; (2) the expected timetable for completing the proposed transaction; and (3) the combined companies’ integration. These forward-looking statements are based upon the current beliefs and expectations of the management of Lam Research and KLA-Tencor and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Lam Research’s and KLA-Tencor’s ability to control or estimate precisely and include, without limitation: the ability to obtain governmental approvals of the merger or to satisfy other conditions to the merger on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; and other risks and uncertainties, including those detailed from time to time in Lam Research’s and KLA-Tencor’s periodic reports (whether under the caption Risk Factors or Forward Looking Statements or elsewhere). Neither Lam Research nor KLA-Tencor can give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither Lam Research nor KLA-Tencor nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.
Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Lam Research, KLA-Tencor, or the merged company, following the implementation of the merger or otherwise.

Exhibit 99.1

About Lam Research:
Lam Research Corp. (Nasdaq: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's broad portfolio of market-leading deposition, etch, and clean solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, more powerful, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a Nasdaq-100 Index® and S&P 500® company whose common stock trades on the Nasdaq Global Select MarketSM under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-F)
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED, and other related nanoelectronics industries. With a portfolio of industry standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)
More Resources: More information about this transaction is available on Lam's IR website at http://investor.lamresearch.com/ and on KLA-Tencor’s IR website at http://ir.kla-tencor.com/.

Lam Research Corporation Contacts:
Satya Kumar
Investor Relations
Phone: 510-572-1615
e-mail: investor.relations@lamresearch.com

Lam Research General Inquiries
Kyra Whitten
Phone: 510-572-5241
Email: Kyra.Whitten@lamresearch.com

Kerry Farrell
Phone: 510-572-3175
Email: Kerry.Farrell@lamresearch.com

Lam Research Asia Inquiries
Hui-Yun Chen
Phone: +65 6347-6819
Email: Hui-Yun.Chen@lamresearch.com

KLA-Tencor Investor Relations
Ed Lockwood
Phone: 408-875-9529
Email: ed.lockwood@kla-tencor.com

KLA-Tencor Media Inquiries
Cathy Silva
Phone: 408-875-7042
Email: cathy.silva@kla-tencor.com

Exhibit 99.1

KLA-Tencor Media Inquiries
Joe Hixson
Phone: 617-710-1749
Email: JRH@abmac.com

Source: Lam Research Corporation